UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BONANZA GOLDFIELDS CORP.

(Exact name of registrant as specified in its charter)

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Nevada	26-2723015
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

736 East Braeburn Drive Phoenix, AZ	85022
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common shares, par value of $0.0001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box ☑

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-152273) as originally filed with the Securities and Exchange Commission on July 11, 2008 (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

Exhibits

3		Articles of Incorporation (incorporated by reference from Bonanza Goldfields Corp Registration Statement on Form S-1/A filed on September 11, 2008, Registration No. 333-152273)
3	(ii)	By-laws (incorporated by reference from Bonanza Goldfields Corp Registration Statement on Form S-1/A filed on September 11, 2008, Registration No. 333-152273)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

By:

/s/ CHRIS TOMKINSON
By: Chris Tomkinson
CHIEF EXECUTIVE OFFICER

April 1, 2009